PricewaterhouseCoopers
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                                               [ PricewaterhouseCoopers LLP
                                               [ 145 King Street West
                                               [ Toronto, Ontario
                                               [ Canada M5H 1V8
                                               [ Telephone +1 (416) 869-1130
                                               [ Facsimile +1 (416) 863-0926
                                               [ Direct fax:  (416) 941-8446


                CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of International Comfort Products Corporation (formerly Inter-City
Products Corporation) on Form S-8 (File No. 33-90366) of our report dated February 11, 1997 on our audit of the consolidated statements of income and deficit and cash flows for the year ended December 31, 1996, which report is included in this Annual Report on Form 10-K.


 /s/  PricewaterhouseCoopers LLP

Chartered Accountants
Toronto, Ontario

March 30, 1999